UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2015

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2015, Christopher R. Skinger, 40, was appointed Vice President, Global Controller of The Kraft Heinz Company (the “Company”) and will also serve as the Company’s principal accounting officer. Mr. Skinger will be responsible for leading the Company’s accounting function, including all external reporting, corporate accounting, consolidations and compliance.

From June 2014 until the closing of the merger of Kraft Foods Group, Inc. (“Kraft”) with and into a subsidiary of the Company effective July 2, 2015, Mr. Skinger had served as a Finance Director of Manufacturing at Kraft. Prior to that role, Mr. Skinger served as Assistant Controller of Kraft since Kraft’s spin-off from Mondelēz International, Inc. (“Mondelēz International,” formerly Kraft Foods Inc.) in October 2012. Mr. Skinger joined Mondelēz International in July 2006 where he held a variety of finance leadership roles.

Item 8.01. Other Events.

On July 9, 2015, the Company disclosed on its Web site that, as of July 6, 2015, there were 1,212,524,076 shares of the Company’s common stock outstanding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: July 9, 2015	By:	/s/ James J. Savina
James J. Savina
Senior Vice President, General Counsel and Corporate Secretary